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                                                                    EXHIBIT 10.7








                                      LEASE
                             (MULTI-TENANT BUILDING)

                               DATED JUNE 24, 1998

                                     BETWEEN

                       BD 34TH PROPERTIES, INC., LANDLORD

                                       AND

                        NATIONAL INSURANCE GROUP, TENANT









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                                      LEASE
                             (MULTI-TENANT BUILDING)

        1. PARTIES. This Lease, dated, for reference purposes only, June 24, 1998, is made by and between BD 34th Properties, Inc., an Arizona corporation (herein called "Landlord"), and National Insurance Group, a California corporation (herein called "Tenant").

        2. PREMISES; PARKING. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord and subject to the terms, covenants and conditions set forth herein, that certain space consisting of approximately 48,998 square feet as more specifically shown cross-hatched on EXHIBIT A attached hereto and made a part hereof ("Premises") located in the building known as Building 302 at 6950 South Country Club, Tucson, Arizona 85706, as more specifically described on EXHIBIT A ("Building") and which is part of a project, which is improved with Building 303, landscaping, parking facilities, common area improvements and other appurtenances (collectively "Project"). The Project, including all improvements and appurtenances, is shown on EXHIBIT B.

        Tenant's total parking entitlement is two hundred ninety-four (294) parking spaces, not to exceed ninety-seven (97) spaces at the Building with the balance at Building 303 until Building 303 is leased, otherwise occupied or sold. Upon the leasing, occupancy or sale of Building 303 Landlord will provide substitute parking across the street on the property shown on EXHIBIT C so that Tenant will have at all times not to exceed two hundred ninety-four (294) parking spaces.

        3.      TERM; IMPROVEMENTS; COMMENCEMENT DATE.

                3.1. TERM. The term (the "Term") of this Lease shall be for ten (10) years commencing on the Commencement Date (as defined in paragraph 3.3) and ending ten (10) years later, unless this Lease is sooner terminated or extended pursuant to any provision hereof.

                3.2.    BASE BUILDING AND TENANT IMPROVEMENTS.

                        (a) At the Commencement Date, Landlord shall deliver to Tenant a Base Building consisting of (i) the Building and building improvements in their present condition and configuration and (ii) those additional improvements (but none others) specifically described in EXHIBIT D, at Landlord's sole cost and expense. Because the Base Building is an existing structure, Landlord is making no representations or warranties, express or implied, or other affirmative statements to Tenant regarding the condition of the Base Building or its suitability for Tenant's intended purposes, excepting only those expressly set forth in this paragraph 3.2(a) and in paragraph 8. Landlord agrees, however, to enforce any unexpired warranty on the Base Building.

                                Notwithstanding the foregoing, (i) it will be a
condition precedent to the obligations of Tenant to begin paying Rent that on the Commencement


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
Date the Base Building and the systems therein will function, and (ii) Landlord, at Landlord's sole expense, shall, in addition to its undertakings described in EXHIBIT D, (a) provide an HVAC system that, as of the Commencement Date, will be in sufficiently good operating condition that Trane will issue to Tenant a service maintenance agreement, the cost of which agreement shall be borne by Tenant; (b) remove the scale from the floor and make any necessary repairs to the affected floor area; (c) deal with the asbestos ("Asbestos") in the Premises as disclosed by the Asbestos Survey dated July 24, 1992 prepared by Environmental Engineering Consultants, Inc. (the "Asbestos Survey") and noted in the Hazardous Materials Disclosure Statement attached as EXHIBIT G (the "Disclosure Statement") as required by the Environmental Laws, including necessary removal, containment and monitoring/management thereafter; and (d) dispose of any or all of the approximately six hundred (600) light fixtures in the Premises containing PCB's in the event Tenant, at its sole election wants the light fixtures replaced, the replacement cost of which will be charged against the Allowance. Other than bearing the cost of disposal of these fixtures and dealing with the Asbestos in the manner described above, Landlord will have no further responsibility or liability to Tenant whatsoever as a result of the PCB-containing fixtures or the Asbestos. Prior to the Commencement Date, Tenant shall reimburse Landlord for the costs incurred by Landlord in the removal, containment and management of the Asbestos in accordance with the Asbestos Survey and, at the election of either Landlord or Tenant, these costs may be charged against the Allowance.

                        (b) Landlord agrees to provide Tenant with an Allowance for Tenant Improvements to the Premises not to exceed Twenty Dollars ($20.00) per square foot, or Nine Hundred Seventy-Nine Thousand Nine Hundred Sixty Dollars ($979,960.00) (48,998 sq. ft. x $20.00). Attached to this Lease as EXHIBIT E is a preliminary description of the Tenant Improvements. Landlord and Tenant will mutually and cooperatively develop Final Plans for the Tenant Improvements as expeditiously as possible. Landlord will be required to provide no Tenant Improvements other than the Tenant Improvements depicted in the Final Plans, other than consensual changes agreed to by both parties and the general contractor per signed change orders.

                        (c) Tenant acknowledges that Tenant's timely and diligent cooperation with Landlord is essential, and Tenant agrees to provide Landlord and Landlord's agents with timely and thorough programs of Tenant's requirements, reviews, comments and approvals.

                        (d) Any change in the Tenant Improvements described preliminarily in EXHIBIT E requested by Tenant shall (i) be reasonable, (ii) not involve major structural changes, (iii) require no additional land, (iv) result in no violation of any CC&R's or applicable laws and regulations, (v) have Landlord's written approval, which Landlord may not unreasonably withhold, and
(vi) require Tenant to pay any additional cost required to implement such change, beyond the Allowance. No change in the Base Building will occur after the design process for the Tenant Improvements has commenced.

                        (e) Upon completion of the process described above, Landlord shall submit the Final Plans to the City of Tucson for approval. If the City of


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Tucson review process evolves material changes in the Final Plans, Landlord will notify Tenant promptly and Tenant shall promptly deliver to Landlord Tenant's written comments on such changes. Landlord and Tenant shall have the right to approve any such material changes in the Final Plans.

                        (f) After Landlord and Tenant have completed the foregoing process, Landlord shall obtain the necessary permits and commence and diligently proceed to complete, through Chestnut Construction Company as general contractor, the construction of the Tenant Improvements substantially as described in the Final Plans, and provide all necessary transportation, labor, materials, tools, implements and appliances required to construct the Tenant Improvements.

                        (g) Except only for Landlord's affirmative statements in paragraph 8, Landlord is making no express or implied warranties or other affirmative statements to Tenant regarding the condition of the Premises or the Tenant Improvements. Tenant acknowledges that Landlord will be utilizing the professional services of a general contractor and although Landlord is making no express or implied representations or warranties as to the Tenant Improvements, and shall have no liability to Tenant for any defective work or noncompliance in the Tenant Improvements, Landlord will provide Tenant with the benefits of any warranty that Landlord receives, which will include a one-year warranty from Chestnut Construction Company on the Tenant Improvements. Tenant acknowledges that it has reviewed with Chestnut Construction Company the terms of the warranty it will receive from Chestnut Construction Company on the Tenant Improvements. Tenant acknowledges that some or all of these warranties require ongoing maintenance of building components for the warranties to remain valid, and Tenant agrees to discharge all maintenance required by the terms of any warranties and to enter into the appropriate service agreements at Tenant's sole expense. Tenant will be hiring an architect to design and plan the Tenant Improvements and, notwithstanding any provision in this Lease to the contrary, Landlord shall have no responsibility, or liability, to Tenant for any design error or defect or noncompliance caused by the acts or the omissions of the architect.

                        (h) If the actual cost of the Tenant Improvements exceeds the Allowance, the excess will be paid to Landlord by Tenant before Tenant may occupy the Premises for the conduct of its business. If the actual cost of the Tenant Improvements is less than the Allowance, Tenant will not be entitled to a cash refund or to any credit against Rent, but Tenant will be entitled to use the savings against the cost of additional improvements or alterations made to the Premises in the future, provided that all such improvements or alterations shall be in compliance with paragraph 9.5. Rent set forth on EXHIBIT F assumes use of the entire Allowance. If the actual cost of the Tenant Improvements is less than the Allowance, the Tenant Improvements component of Rent will be readjusted based on the actual amount of the Allowance used and will be amortized over the balance of the Term at nine percent (9%) per annum. If Tenant draws on the Allowance in the future as provided herein, Rent will again be adjusted in the same manner to include the increment, which will be amortized over the balance of the Term at nine percent (9%) per annum.


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                        (i)     Landlord may act as, or employ the services of,
a construction manager to oversee the performance of the general contractor performing the Tenant Improvements. A construction management fee of Twenty Thousand Dollars ($20,000.00) shall be paid to Landlord in respect to such services, which will be a charge against the Allowance as and when invoices therefore are received. Landlord will in turn pay the construction manager employed by Landlord.

                3.3. COMMENCEMENT DATE. The term of this Lease shall commence on (the "Commencement Date") the earlier of (i) the date on which Tenant takes possession of the Premises to conduct its business (for a purpose other than fit-up), or (ii) the day on which both a temporary certificate of occupancy (or equivalent approval of completion) and the architect's certificate of substantial completion have been issued for the Premises, whereupon the Premises shall be deemed Ready for Occupancy. The certificate of occupancy may contain stipulations and conditions so long as it permits Tenant to take occupancy of the Premises and use the Premises for the purpose contemplated by this Lease. Tenant shall take possession of the Premises within five (5) business days after a temporary certificate of occupancy and the architect's certificate of substantial completion have been issued. Landlord and Tenant shall execute a written statement specifying (a) the Commencement Date and (b) the termination date of this Lease, which when executed will become part of this Lease.

                3.4. DELIVERY. Landlord will make every reasonable effort to cause the Premises to be Ready for Occupancy by Tenant between July 15 and July 29, 1998, provided that Landlord shall have no liability to Tenant if, notwithstanding Landlord's reasonable efforts, Landlord is unable to meet this schedule.

                Notwithstanding any provision in this Lease to the contrary, date of delivery or any other scheduled date of performance by Landlord under this paragraph 3.4 shall be extended one (1) day for each day of Tenant Delay and one (1) day for each day of delay caused by Force Majeure. "Tenant Delay" shall mean any delay in Landlord's commencement or completion of Improvements that occurs as a result of: (i) any request by Tenant either that Landlord perform any work in addition to that required under the Final Plans or that Landlord delay commencement or completion of the Improvements for any reason including, without limitation, time for contractor, subcontractor, supplier or materialman performance arising out of a change order or a change in the Final Plans or the Improvements requested by Tenant, (ii) any change by Tenant to the Final Plans after final approval thereof, (iii) any failure of Tenant to respond to any request for approval required hereunder within the time period specified for such response or, where no specific response time is specified, within a reasonable period of time no less than two (2) business days after the request,
(iv) any delay in Landlord's construction of the Improvements caused by Tenant's interference with Landlord's work or Tenant's activities in the Premises, or (v) any other act or omission of Tenant or an Event of Default by Tenant that actually delays commencement or completion of the Improvements. Force Majeure shall have the meaning ascribed to it in paragraph 42.


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                Notwithstanding the foregoing, if Landlord fails to deliver the
Premises to Tenant, Ready for Occupancy, by October 31, 1998 for reasons other than Tenant Delay, Tenant in its sole and absolute discretion and for its sole and exclusive remedy shall have the option to terminate this Lease with no further obligation to Landlord, provided that Tenant gives Landlord written notice of Tenant's election to terminate on or before November 15, 1998.

                3.5. EARLY POSSESSION. If Tenant occupies the Premises prior to the Commencement Date for the purpose of conducting its business and not as provided in paragraph 3.6, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date, and Tenant shall pay Rent for such period at the initial monthly rates set forth below.

                3.6. EARLY ENTRY. Landlord shall permit Tenant to enter the Premises on reasonable prior notice prior to the Commencement Date for the purpose of placing on the Premises furniture, fixtures and equipment (including without limitation cabling, computer networks and communications equipment) and any other improvements and alterations permitted under paragraph 9.5.

                If Tenant does enter the Premises prior to the Commencement Date, Tenant shall procure and maintain insurance policies required pursuant to paragraph 10 and provide written indemnification to Landlord in form reasonably acceptable to Landlord prior to such entry. Landlord and Tenant shall carefully coordinate their respective efforts so as not to interfere with the objectives of paragraph 3.2. Entry by Tenant shall be made so as to comply in all respects with paragraph 9.5 and the other provisions of this Lease, all applicable ordinances, regulations and requirements of the City of Tucson and in such a manner so as not to interfere with Landlord or Landlord's contractors in the performance of the construction work contemplated hereby. Tenant shall pay utility charges reasonably allocated to Tenant by Landlord, and Tenant shall not use the Premises for the storage of inventory or otherwise commence business without the express prior written consent of Landlord. Landlord shall not be responsible for repainting or cleaning the Improvements as a result of any damage or wear resulting from Tenant's early entry.

        4.      RENT; OTHER CHARGES.

                4.1. MONTHLY RENT. Subject to the qualification in the following subparagraph, Tenant shall pay to Landlord as rent ("Rent") for the Premises monthly payments, in advance, without deduction, off-set or demand, on the first (1st) day of each month of the Term hereof at the rates set forth below. Rent for any period during the Term hereof which is for less than one month shall be a pro rata portion of the monthly installment based upon a thirty
(30) day month. Rent shall be payable in lawful money of the United States to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing from time to time.


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                Rent shall commence upon, but not before, the earlier of (a)
Tenant's taking possession of the Premises to conduct its business (for a purpose other than fit-up), or (b) Landlord's delivery of the Premises Ready for Occupancy.

                Monthly Rent payable by Tenant to Landlord for the initial ten
(10) year Term of this Lease shall be at the rates set forth in EXHIBIT F. For purposes of calculating Rent payable by Tenant to Landlord during the entire Term of this Lease (including any Renewal Term), Landlord and Tenant hereby agree that the Premises shall be deemed to contain 48,998 square feet, subject to increase as provided in paragraph 47 below.

                4.2. RENTAL TAXES. Tenant further agrees to pay to Landlord with Rent, or at any other time during or after the Term of this Lease within thirty (30) days after written demand, at Landlord's election, any excise, sales or transaction privilege tax imposed or levied by any government or governmental agency upon Landlord on account of this Lease, Rent paid hereunder by Tenant or any other payments made or obligations discharged or benefits conferred by Tenant hereunder, including without limitation, payments of Tenant's Proportionate Share of Operating Costs under paragraph 5, Real Property Taxes under paragraph 6, and the costs of insurance under paragraph 10. Tax calculations will be subject to applicable changes in local and state tax ordinances.

                4.3. PROPORTIONATE SHARE. Tenant's Proportionate Share of the Building shall be obtained by dividing the number of square feet in the Premises (forty-eight thousand nine hundred ninety-eight [48,998]) by the total number of square feet of rentable area in the Building (one hundred one thousand two hundred twenty-six [101,226]) for a Proportionate Share of 48.405%. Tenant's Proportionate Share of the Project shall be obtained by dividing the number of square feet in the Premises (forty-eight thousand nine hundred ninety-eight [48,998]) by the total number of square feet of rentable area in the Project (two hundred three thousand eight hundred twenty-six [203,826]) for a Proportionate Share of 24.039%.

        5. OPERATING COSTS. Tenant shall, for the entire Term, and during all Renewal Terms, pay to Landlord, as additional rent, without any set-off, deduction or abatement, Tenant's Proportionate Share of Operating Costs incurred by Landlord in the operation, maintenance, repair and management of the Building and the Project, as applicable. Operating Costs shall be based on a one hundred percent (100%)-occupied building whether or not the entire Building is actually occupied.

        "Operating Costs" are hereby defined to include, but shall not be limited to: (i) real estate taxes and assessments levied or assessed against the Building or the Project, general or special, ordinary or extraordinary, foreseen or unforeseen, including, without limitation, ad valorum taxes, personal property taxes, transit taxes, special or extraordinary assessments, government levies, substitute taxes, assessments, excises, charges or fees assessed or levied in lieu of the foregoing, and expenses and fees incurred in protesting any of the foregoing taxes or assessments, but excluding income taxes, franchise taxes, inheritance taxes and gift taxes; (ii) insurance premiums and


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costs including deductibles for the all-risk property and casualty insurance that Landlord maintains under this Lease; (iii) the yearly amortization of capital costs incurred by Landlord for improvements or structural repairs to the Building or to the Project required to comply with any laws, rules or regulations of any governmental authority having jurisdiction over the Building or the Project which are enacted after the commencement date of this Lease, or with any changes in laws, rules or regulations of any governmental authority having jurisdiction over the Building or the Project which existed on the commencement date of this Lease, but which changes were enacted or come into effect after the commencement date of this Lease, or the application of either ("Legally Mandated Alterations"), or for the purposes of reducing Operating Costs, which shall be amortized over the useful life of such improvements or repairs at nine percent (9%) per annum, as reasonably estimated by Landlord;
(iv) costs of maintenance, repair, and replacement of the parking areas and driveways (including periodic resurfacing as needed), sidewalks, loading docks (if any), exterior light fixtures, landscaping, common signage, other common areas and elements, and regular painting, care and maintenance of the exterior of the Building; (v) the common fire protection, lighting, electrical, plumbing and utility systems located in or serving the Building or the Project; (vi) service, repair and maintenance of the roof on the Building (including reasonable preventive care but excluding structural repairs/replacements); (vii) costs of electricity, water and other utilities for the common areas; (viii) the refuse collection for the Building for the Project if Landlord in its sole and absolute discretion elects to provide such service; (ix) the reasonable cost of any maintenance contract for any system or component in the Building or in the Project (including without limitation the roof) or for any asbestos management program employed on a periodic basis for the purpose of inspecting and maintaining the condition of certain asbestos-containing materials and for the air and other monitoring thereof, and the reasonable cost of any contract for services provided to all tenants in the Building or in the Project; (x) reasonable management fees charged by Landlord, an affiliate of Landlord or any other entity managing the Building or the Project or any part thereof; (xi) reasonable reserves for Operating Costs; (xii) assessments, charges, and fees levied, assessed or imposed against the Building or the Project or any part thereof under any CC&RS or any property owner association or authority; (xiii) wages, salaries and compensation of employees, consulting, accounting, legal, maintenance and other services; and (xiv) any other reasonable cost, charge, or expense which under generally accepted accounting principles would be regarded as a maintenance and operating expense of the Building or the Project, and, if and to the extent Landlord is responsible under the provisions of this Lease for maintenance and repair of such areas, improvements or property, the cost of any repairs, alterations, additions, charges, replacements and the like which under generally accepted accounting principles consistently applied are properly classified as capital expenditures, capital repairs or capital improvements, but excluding the cost of correcting structural defects in construction, and excluding the cost of any repair made in accordance with paragraphs 11 and 15.

        In no event will Operating Costs include, nor will Tenant be obligated to pay for, (A) structural improvements (excepting Legally Mandated Alterations), (B) depreciation, (C) Landlord's overhead, (D) unless caused by Tenant, repairs,


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
alterations, additions, improvements or replacements made to rectify or correct any defect in the materials or workmanship of the Building or the Project or to comply with any requirements of any governmental authority (excepting Legally Mandated Alterations), (E) damage and repairs attributable to fire or other casualty; (F) damage and repairs paid for under any insurance policy carried by Landlord in connection with the Building or the Project; (G) costs incurred due to violation by Landlord of the terms and conditions of this Lease; (H) legal fees, brokerage commissions, advertising costs or other related expenses incurred in connection with leasing; (I) accountants' fees; (J) sculptures or artwork; (K) fees and costs incurred in connection with the defense of Landlord's title or interest in the Building or the Project or any part thereof;
(L) rent and other costs payable under any ground lease; and (M) principal, interest and other amounts paid pursuant to any loan secured by the Project or the Building or any part thereof.

        As soon as reasonably practicable prior to the commencement of each calendar year during the Term, Landlord shall furnish to Tenant an estimate of Tenant's Proportionate Share of Operating Costs for the ensuing calendar year and Tenant shall pay, as additional rent hereunder together with each installment of Rent, one-twelfth (1/12th) of its estimated annual share of such Operating Costs. (Landlord shall also furnish to Tenant, prior to Tenant's taking possession of the Premises, an estimate of Tenant's Proportionate Share of Operating Costs for the current calendar year, which Tenant shall pay in the same manner.) As soon as reasonably practicable (but in no event later than ninety (90) days) after the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of the actual Operating Costs for the previous calendar year, including Tenant's share of such amount, and within thirty (30) days thereafter Tenant shall pay to Landlord, or Landlord to Tenant, as the case may be, the difference between such actual and estimated Operating Costs paid by Tenant. Tenant's share of such Operating Costs for the years in which this Lease commences and terminates shall be prorated based upon the dates of commencement and termination of the Lease Term.

        The annual statement of actual Operating Costs shall be certified to be correct by Landlord. Landlord shall maintain full and accurate books and records with respect to all Operating Costs for a period of not less than one (1) year.

        Tenant shall have the right at any time during normal business hours and upon reasonable prior notice to Landlord to inspect and/or audit Landlord's books and records with respect to Operating Costs. Tenant shall not have the right, however, to inspect and audit Landlord's books and records with respect to Operating Costs of any given year following the one hundred eightieth (180th) day after Tenant's receipt of the statement of the actual Operating Costs for the year in question. Landlord will bear the reasonable costs of Tenant's audit if the audit discloses an overcharge by Landlord of more than five percent (5%). The auditor shall be a CPA acceptable to Landlord and Tenant.


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        6.      TAXES.

                6.1.    PERSONAL PROPERTY TAXES.

                        (a) Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, furniture, equipment and all other personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause such trade fixtures, furnishings, furniture, equipment and all other personal property to be assessed and billed separately from the Premises.

                        (b) If any of Tenant's personal property shall be assessed with the Premises, Tenant shall pay Landlord the taxes attributable to Tenant within thirty (30) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.

                6.2. TAX PROTEST. If Tenant desires to have the Real Property Tax protested, Tenant shall notify Landlord at least sixty (60) days prior to any deadline to protest the Real Property Tax. At Landlord's option Landlord may elect to protest the Real Property Tax itself, in which event Landlord shall diligently pursue such protest, the reasonable cost of which shall be one of the Operating Costs under paragraph 5, or Landlord may elect to permit Tenant to protest the Real Property tax at Tenant's sole expense. If required by law, the Real Property Tax shall be paid under protest and in the lawfully prescribed manner to preserve the right of protest. Landlord and Tenant shall cooperate one with the other in conjunction with any protest of the Real Property Tax. Nothing in this paragraph shall relieve Tenant of its obligation to pay to Landlord the Real Property Tax as one of the Operating Costs under paragraph 5 required under this Lease when due. In any event, Landlord shall always have the right to protest the Real Property Tax.

        7. SECURITY DEPOSIT. Tenant shall deposit with Landlord upon the earlier of Tenant's early entry upon, or taking occupancy of, the Premises, one
(1) month Rent as security for Tenant's faithful performance of all Tenant's obligations hereunder, including, without limitation, any liabilities of Tenant under paragraph 14.2(d) and (i). If Tenant fails to pay rent or other charges due hereunder or otherwise defaults with respect to any provision of this Lease, within the applicable grace period, Landlord may use, apply or retain all or any portion of said deposit for the payment of any rent, damages or other charge in default or for which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within twenty (20) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount hereinabove stated and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep said deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Landlord shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the term hereof,


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and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said security deposit.

        8.      USE; COMPLIANCE WITH LAW; ENVIRONMENTAL; CONDITION.

                8.1.    USE. The Premises shall be used and occupied only for
(a) general office and telemarketing purposes and for light manufacturing and
(b) such other similar purposes as may be approved by Landlord in writing, which approval shall not be unreasonably withheld; provided, however, that all uses of the Premises must be lawful, shall be in compliance with all zoning regulations, codes, stipulations and conditions, as well as any CC&R's, shall be compatible and in harmony with, and reflect credit to, the Project, of which the Premises are a part, and shall not result in, nor have a reasonable likelihood of resulting in, the release or discharge of contaminants, pollutants or hazardous substances or wastes or give rise to cleanup or other liabilities or obligations under the environmental laws. It is Tenant's responsibility to comply with all applicable zoning ordinances or other ordinances, regulations, requirements, stipulations, covenants and restrictions affecting Tenant's use or occupation of the Premises.

                8.2.    COMPLIANCE WITH LAW.

                        (a) Other than the Asbestos and the light fixtures containing PCB's (the "PCB's"), Landlord, without undertaking any investigation, and without assuming any duty to investigate, other than the studies, surveys, assessments, letter and conditions noted in the Disclosure Statement, has no actual knowledge that the Premises, in their condition on the Commencement Date, and without regard to the specific use for which Tenant will use the Premises, materially violate any applicable law, regulation, rule, statute, zoning or building code in effect on the Commencement Date ("Legal Requirements") excepting only any violation that does not materially and adversely affect Tenant's actual use and enjoyment of the Premises or will not put Tenant to any expense. If it is determined, however, that the Premises are in material violation of the Legal Requirements as of the Commencement Date and such violation either (i) materially and adversely affects Tenant's actual use and enjoyment of the Premises or (ii) legal authority requires that the Premises be brought into compliance with the Legal Requirements, then it will be the responsibility of Landlord, and not of Tenant, to take such steps as are reasonably required, in orderly fashion, and at Landlord's sole expense, to bring the Premises into compliance with the Legal Requirements. Landlord will have no responsibility under this subparagraph unless Tenant gives Landlord written notice of such a violation within one hundred eighty (180) days after the Commencement Date.

                        (b) Except as provided in paragraph 8.2(a), Tenant shall, at Tenant's expense, comply promptly with all applicable laws, statutes, ordinances, rules, regulations, orders, covenants, restrictions of record, insurance underwriters' requirements, and all other requirements in effect during the term or any part of the term hereof, present or future, regulating Tenant's operation on and occupancy and use of the Premises, exclusive of Legally Mandated Alterations. Tenant shall not use the Premises, including placing loads upon any floor or wall, in a manner for which the Premises were not designed, engineered or constructed. Tenant shall not place a load upon any floor or wall exceeding the load per square foot (or other applicable unit) area which such floor or wall was designed to carry and/or which is prescribed by any law or regulation in existence during the term of this lease. Tenant shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant in the building containing the Premises, shall tend to offend, annoy or disturb such other tenants. Tenant shall not cause the Premises to fall out of compliance with the Americans with Disabilities Act (the Premises at Landlord's expense shall be in compliance at the Commencement Date excepting only any noncompliance resulting from design or other error caused by Tenant or its own agents or consultants). The Premises, this Lease and Tenant's use of the Premises shall at all times during this Lease be subject to and in full compliance with any CC&R's now or later in force against the Premises.

                8.3.    ENVIRONMENTAL.

                        (a) The terms "Environmental Law" and "Environmental Laws" include all current and future federal, state and local environmental laws, statutes, rules, regulations and ordinances, as the same may be amended and modified from time to time, including but not limited to, common law, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA"), the Toxic Substances Control Act ("TSCA"), and also including, but not limited to, any current or future law, statute, rule, regulation or ordinance (whether federal, state or local) regulating, protecting, preserving, cleaning or concerning the environment (including air, soil, subsoil, water, ground water, land use or operations).

                        (b) The terms "Hazardous Substance" and "Hazardous Substances" include any and all hazardous substances, hazardous wastes, hazardous materials, regulated substances, toxic substances, pesticides, fungicides, rodenticides, petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, urea formaldehyde foam insulation, flammable items, explosives, radioactive materials, paints, solvents, lead, cyanide, DDT, printing inks, acids, ammonia compounds and other chemical products, PCBs and similar compounds, and any other products or materials which may have adverse effects on the environment or the health and safety of persons, and any and all other substances, wastes, pollutants, contaminants and materials regulated or controlled in any manner by any Environmental Law.

                        (c) Tenant shall not cause or permit any Hazardous Substance to be generated, produced, brought upon, transported to or from, used, stored, recycled, treated or disposed of in or about the Premises by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord. It is not intended by any provision in paragraph 8.3, or in any other part of this Lease, that Tenant will have responsibility or liability to Landlord for (i) any Hazardous Substance dumped or placed on the Premises by a wholly unrelated third party without the knowledge or consent of Tenant and that was not caused or contributed to, directly or indirectly, by Tenant, its agents, employees, contractors, assignees, sublessees or invitees, and this sentence shall not be construed to exculpate Tenant from the consequences of any such act or omission by an assignee or a sublessee of Tenant or the agents, employees, contractors, sublessees or invitees of either or both;
(ii) the Asbestos or the treatment thereof (excepting only Tenant's payment obligation under paragraph 3.2(a)); or (iii) any Hazardous Material or other condition described in the Disclosure Statement or by any study, survey, assessment or letter noted in the Disclosure Statement ("Excluded Conditions"). Landlord shall be entitled to take into account such factors as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Substances, and to require appropriate safeguards and other protection. Landlord shall not unreasonably withhold its written consent to Tenant's use of substances which may qualify as Hazardous Substances but which are incidental to Tenant's use of the Premises and which can be used safely without risk to the environment and which shall be used in full compliance with applicable Environmental Laws. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks or containers on the Premises, or to any use, activity, or practice which may pose an environmental risk to, and/or result in the release, spill, discharge, or disposal of Hazardous Substances in, upon, under, or about the Premises, or adjacent property (including but not limited to the air or the ground water). Tenant shall not, and Tenant shall ensure that Tenant's agents, employees, contractors, sublessees and invitees shall not, release, spill, discharge, or dispose of any Hazardous Substance in, upon, under, or about the Premises, or adjacent property (including but not limited to the air or the ground water). Tenant shall not install nor permit to be installed on or in the Premises any substance containing asbestos and determined to be hazardous by any governmental authority or any friable asbestos. If any such substance or any friable asbestos is determined to be in or on the Premises as a result of the actions of Tenant, Tenant shall promptly comply with any applicable Environmental Laws (which may or may not require removal of the material), at Tenant's expense.

                        (d) Tenant shall fully comply with, and cause its agents, employees, contractors, sublessees, and invitees to fully comply with all Environmental Laws in respect with their use of the Premises. Tenant shall obtain, comply with, and provide Landlord with copies of all permits required in connection with Tenant's use of the Premises or by any Environmental Law.

                        (e) Landlord or its agents may enter the Premises at all reasonable times to inspect and conduct tests in order to monitor Tenant's compliance with all applicable Environmental Laws and the provisions of this paragraph 8.3. In the absence of an emergency Landlord and its agents shall schedule any inspection or testing of the Premises in a way to minimize interference with Tenant's operations on the Premises.

                        (f) Tenant shall promptly notify Landlord of any of the following:

                                (i)     Any emission, spill, release, or
discharge into the environment of any Hazardous Substances.

                                (ii)    Any correspondence or communication to
Tenant or its agents regarding the presence or suspected presence of Hazardous Substances on the Premises or regarding the application of the Environmental Laws to the Premises or Tenant's activities on the Premises.

                                (iii)   Tenant's knowledge of any circumstances
reasonably likely to give rise to a claim that Tenant, Landlord, or the Premises may be in violation of the Environmental Laws.

                                (iv)    Any change in Tenant's activities on the
Premises that will change or has the potential to change Tenant's or Landlord's obligations or liabilities under the Environmental Laws.

                        (g) Excepting the Excluded Conditions, Tenant shall indemnify, defend and hold Landlord and Landlord's shareholders, directors, officers, partners, members, agents, employees, and affiliates, and their respective successors and assigns, harmless, through counsel reasonably acceptable to Landlord, for, from, and against all costs, expenses, claims (including, without limitation, toxic-tort or third-party claims), damages, actions, liabilities, suits, investigations, judgments, impositions, clean-up and remediation costs (including without limitation, costs of removing transformers or other equipment which contain polychlorinated biphenyls, underground storage tanks and asbestos or asbestos-containing materials and the costs of cleaning any contaminated drywells), "super priority" liens, fines (civil or criminal) and penalties of every nature, whatsoever, including without limitation, related attorneys' fees and expenses incurred by Landlord and Landlord's shareholders, directors, officers, partners, members, agents, employees, and affiliates, and their respective successors and assigns, directly or indirectly, by reason of Tenant's breach of any provision of this paragraph 8.3, or by reason of any violation of, or noncompliance with, or the application of, any Environmental Law, by, or by reason of the acts or omissions of, Tenant or its agents, employees, contractors, sublessees, or invitees, or the use and occupation of the Premises by any of them (but excluding the acts and omissions of Landlord or its agents, employees, contractors, sublessees, or invitees) in, upon, about, or under the Premises, including but not limited to a release, spill, discharge or disposal of a Hazardous Substance. This indemnification by Tenant shall include, without limitation, all costs of any investigation, monitoring, removal, restoration, abatement, repair, clean up, detoxification or other ameliorative work required by any governmental agency or Environmental Law. The provisions of this paragraph 8.3 shall survive the expiration or termination of this Lease, termination of Tenant's occupancy of the Premises, or Tenant's abandonment or vacation of the Premises.

                        (h) Landlord shall indemnify, defend and hold Tenant and Tenant's shareholders, directors, officers, partners, members, agents, employees, and affiliates, and their respective successors and assigns, harmless, through counsel reasonably acceptable to Tenant, for, from, and against all costs, expenses, claims (including, without limitation, toxic-tort or third-party claims), damages, actions, liabilities, suits, investigations, judgments, impositions, clean-up and remediation costs (including without limitation, costs of removing transformers or other equipment which contain polychlorinated biphenyls, underground storage tanks and asbestos or asbestos-containing materials [excepting the Asbestos identified in the Asbestos Survey] and the costs of cleaning any contaminated drywells), "super priority" liens, fines (civil or criminal) and penalties of every nature, whatsoever, including without limitation, related attorneys' fees and expenses incurred by Tenant and Tenant's shareholders, directors, officers, partners, members, agents, employees, and affiliates, and their respective successors and assigns, directly or indirectly, by reason of a release, spill, discharge, or disposal of a Hazardous Substance by Landlord or its agents, employees, subcontractors, or invitees, in, upon, about, or under the Premises which occurs prior to the earlier of the Commencement Date or the date on which Tenant takes possession of the Premises to conduct its business, or by reason of Landlord's own storage or treatment of a Hazardous Substance in, upon, about, or under the Premises or violation of, or noncompliance with, any Environmental Law, but excluding the acts and omissions of Tenant or its agents, employees, contractors, sublessees, or invitees including, without limitation, any release, spill, discharge or disposal of a Hazardous Substance by Tenant or its agents, employees, contractors, sublessees, or invitees, or by reason of Landlord's breach of any obligation under this subparagraph (h). This indemnification by Landlord shall include, without limitation, all costs of any investigation, monitoring, removal, restoration, abatement, repair, clean up, detoxification or other ameliorative work required by any governmental agency or Environmental Law. The provisions of this paragraph 8.3(h) shall survive the expiration or termination of this Lease. Notwithstanding any provision in this Lease to the contrary, Landlord's only obligation to Tenant in respect to the Asbestos or the PCB's is the express undertaking of Landlord agreed to in paragraph 3.2(a).

                        (i) Landlord hereby makes disclosure to Tenant of the environmental conditions noted in the Disclosure Statement attached as EXHIBIT G or in the studies, assessments, surveys and letter described therein, all of which Landlord has either earlier delivered to Tenant or made available to Tenant for its own review.

                8.4.    CONDITION OF PREMISES.

                        (a) Landlord shall deliver the Premises to Tenant clean and free of debris on the Commencement Date (unless Tenant is already in possession or has made an early entry under paragraph 3.6) and Landlord further affirms to Tenant that the plumbing, lighting and loading doors in the Premises shall be in good operating condition on the Commencement Date, excepting any Asbestos or the PCB's contained in the light fixtures. In the event that it is determined that this affirmation is untrue, unless Tenant has caused the problem, it shall be the obligation of Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, which Landlord must receive within 180 days after the Commencement Date, to promptly, at Landlord's sole cost, rectify such violation. Tenant's failure to give such written notice to Landlord promptly after Tenant's actual discovery of the violation shall cause the conclusive presumption that Landlord has complied with all of Landlord's obligations hereunder.

                        (b) Except as otherwise expressly provided in this Lease, Tenant hereby accepts the Premises in the condition existing as of the Commencement Date or the date that Tenant takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises and any CC&R's, and accepts this Lease subject thereto and to all matters disclosed thereby. Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty or other promise as to the suitability of the Premises for the conduct of Tenant's business other than as set forth in the express provisions of this Lease.

        9.      MAINTENANCE, REPAIRS AND ALTERATIONS.

                9.1. TENANT'S OBLIGATIONS. Excepting only Landlord's obligations under paragraph 9.4, Tenant shall maintain, replace, and keep in good order, condition and repair, the interior of the Premises, and every part thereof, (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such portion of the Premises) including, without limiting the generality of the foregoing, the maintenance, repair and replacement of all plumbing, heating, air conditioning, ventilating, electrical, lighting facilities and equipment within the Premises, fixtures, walls (interior), ceilings, floors, windows (unless defective), doors and plate glass located within the Premises. Tenant shall also be responsible for regular painting of the interior of the Premises. Tenant shall, at all times throughout the Term, including all renewals and extensions, and at its sole expense, keep and maintain the interior and the exterior of the Premises in a clean, safe, orderly, sanitary and first class condition in compliance with all applicable laws, codes, ordinances, rules and regulations, exclusive of Legally Mandated Alterations, free of any accumulation of dirt and rubbish, and Tenant shall arrange its own trash removal. Tenant is free to use its own professional management or facilities management in its maintenance of the Premises so long as the quality thereof is in keeping with Tenant's obligations to Landlord under this Lease.

                9.2. SURRENDER. On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as when received, ordinary wear and tear excepted, clean and free of damage or debris. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's trade fixtures, furnishings and equipment. Notwithstanding anything to the contrary otherwise stated in this Lease, Tenant shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning and plumbing on the Premises in good operating condition.

                9.3. LANDLORD'S RIGHTS. If Tenant fails to perform Tenant's obligations under this paragraph, or under any other paragraph of this Lease, Landlord may at its option (but shall not be required to) enter upon the Premises or take other appropriate action after ten (10) days prior written notice to Tenant (except in the case of urgency, in which case no notice shall be required), perform such obligations on Tenant's behalf and put the same in good order, condition and repair, or take other appropriate action, and the cost thereof, together with interest thereon at two points over the Bank of

America prime rate announced from time to time, shall become due and payable on demand as additional rental to Landlord.

                9.4. LANDLORD'S OBLIGATIONS. Notwithstanding paragraph 9.1, Landlord shall repair and maintain the roof (structural and nonstructural), structural floor, exterior structural walls, foundations, parking areas, driveways, sidewalks, loading docks, exterior light fixtures, landscaping, common signage and other common elements and common areas, in good order and repair, except that Tenant shall repair and pay for any damage thereto caused by Tenant or Tenant's employees, agents or invitees, or by Tenant's default hereunder. Tenant shall immediately give Landlord written notice of any defect or need of repair after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's liability hereunder shall be limited to the cost of such repairs or curing such defect. Landlord shall not be liable for damage to Tenant's improvements, fixtures, inventory and equipment within the Premises. In the event of failure by Landlord to perform its covenants and obligations to repair and maintain the Premises under this paragraph 9.4, Tenant may, at its option, after ten (10) days written notice, or sooner in an emergency, proceed to make such repairs or perform such maintenance and be reimbursed by Landlord ten (10) business days after written demand by Tenant. If Landlord fails to pay Tenant when due any sum owing hereunder interest at two points over the Bank of America prime rate announced from time to time shall accrue on such sum.

                With the exception of roof structure, structural floor, exterior structural walls and foundations, all costs and expenses incurred by Landlord under this paragraph 9.4 for the repair and maintenance of the Premises, the Building and the Project, as enumerated above, shall be included in Operating Costs under paragraph 5, for which Tenant will be obligated to pay its Proportionate Share thereof to Landlord.

                Except for the obligations, if any, of Landlord under paragraph 8.2(a), this paragraph 9.4 and paragraph 11 (relating to destruction of the Premises), Landlord have no obligation, in any manner whatsoever, to repair, replace and maintain the Premises or the improvements located thereon or the equipment therein, all of which obligations are intended to be that of the Tenant under paragraph 9.1 hereof, excluding any Legally Mandated Alterations. Tenant expressly waives the benefit of any statute or law now or hereinafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair, but Tenant's waiver shall not relieve Landlord of any express contractual repair obligations placed on Landlord by this Lease. Notwithstanding the foregoing, should Landlord receive any warranties or guaranties of any materials, equipment or workmanship and such warranty or guaranty is applicable to portions of the Premises for which Tenant is liable to repair and maintain as required hereunder, Landlord shall enforce such warranties to the fullest possible extent.

                9.5.    ALTERATIONS AND ADDITIONS.

                        (a) Tenant shall not, without Landlord's prior written consent, which shall not unreasonably be withheld, make any alterations, improvements, additions or Utility Installations in, on or about the Premises, except for nonstructural alterations not exceeding Twenty-Five Thousand Dollars ($25,000.00) per alteration and Two Hundred Fifty Thousand Dollars ($250,000.00) in cumulative costs during the term of this Lease. In any event, Tenant shall make no change or alteration to the exterior of the Premises (including without limitation expansion of the building) or to the exterior of the building on the Premises or to the structural or mechanical elements of the Premises or add a mezzanine or increase the useable floor area in the Premises without Landlord's prior written consent. Such alterations and additions shall not decrease the value of the Premises, or impair the structural integrity of the Premises. As used in this paragraph 9.5 the term "Utility Installation" shall mean window coverings, air lines, power panels, electrical distribution systems, space heaters, air conditioning, plumbing and fencing. Landlord may require that Tenant remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the term, and restore the Premises to their prior condition or, at Landlord's election, reimburse Landlord for the cost of such restoration. Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of any improvements having a projected cost of Fifty Thousand Dollars ($50,000.00) or more, to insure Landlord against any liability for mechanic's and materialmen's liens and to insure completion of the work. Landlord may impose reasonable conditions from time to time with respect to the improvements to which Landlord may consent, including without limitation, compliance with all laws, rules, Environmental Laws, regulations, ordinances and requirements of governments or governmental agencies, and the time and manner in which such work shall be accomplished. Should Tenant make any alterations, improvements, additions or Utility Installations without the prior approval of Landlord, Landlord may require that Tenant remove any or all of the same. Landlord shall have the right to approve Tenant's contractor(s), which approval shall not be unreasonably withheld.

                        Notwithstanding the foregoing, Tenant may add Tenant's communications equipment to the roof of the Premises so long as all roof-mounted equipment strictly complies with applicable CC&R's, laws and building codes and does not interfere with any roof-mounted equipment of other tenants. Tenant will be solely responsible for all structural and non-structural modifications required to install or remove its roof-mounted equipment. All work will be done at Tenant's expense in strict compliance with the provisions of this paragraph
9.5. Landlord shall have the right to have a representative of Landlord present at all times during such installation or removal. Landlord will have no responsibility whatsoever for the safety or well being of Tenant's roof-mounted equipment. Tenant will repair immediately any damage caused to the roof or other parts of the Premises.

                        (b) Any alterations, improvements, additions, or Utility Installations in, or about the Premises that Tenant shall desire to make and which requires the consent of the Landlord shall be presented to Landlord in written form, with proposed detailed plans. Landlord shall have ten (10) business days to review the proposed alterations, improvements, additions or Utility Installations and related detailed plans. If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant acquiring a permit to do so from appropriate governmental agencies (if legally required), the furnishing of a copy thereof to Landlord prior to the commencement of the work and the compliance by Tenant of all conditions of the permit in a prompt and expeditious manner and compliance by Tenant with all laws, rules, regulations, recommendations and/or requirements of any government or governmental agency. In no event shall Tenant cause the Premises to fall out of compliance with such laws, rules, regulations, recommendations or requirements.

                        (c) Tenant shall pay, when due, all claims for labor, professional services and materials furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) business days' notice prior to the commencement of any work in the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises, upon the condition that if Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to one hundred fifty percent (150%) of such contested lien claim or demand indemnifying Landlord against liability for the same and holding the Premises free from the effect of such lien or claim

                        (d) Unless Landlord informs Tenant in writing when such items are installed that Landlord will require their removal at the end of the Term, all alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Tenant), which may be made on the Premises, shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this paragraph 9.5 (d), Tenant's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of paragraph 9.2, and subject to Landlord's statutory landlord's lien rights in the event of Tenant's uncured default under this Lease. Removal of alterations, improvements, additions or utility installations under this paragraph will be without damage to, or defacement of, the Premises, and Tenant at its sole expense shall restore the Premises to the condition they were in before the installation, ordinary wear and tear excepted.

        10.     INSURANCE AND INDEMNITY.

                10.1.   LIABILITY INSURANCE.

                        (a) Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease and during Tenant's occupancy of the Premises a policy of comprehensive (broad form) general liability insurance with a Three Million Dollar ($3,000,000.00) combined single limit for bodily injury, including death, and property damage, including but not limited to, contractual liability under this Lease and personal injury, covering the Premises and Tenant's use and occupancy thereof against all claims on account of bodily injury or death and property damage occurring upon, in or about the Premises or in connection with the ownership, maintenance use and/or occupancy of the Premises and all appurtenant areas. Landlord and at Landlord's option any mortgagee of Landlord shall be named as insured or additional insureds under the policy. The policy shall insure performance by Tenant of its indemnity provisions contained in this Lease. The limits of said insurance shall not, however, limit the liability of Tenant hereunder. Tenant shall comply with all rules, orders, directions, regulations, requirements and recommendations of the Board of Underwriters and the Insurance Services Office or any similar bodies and shall not do or permit anything to be done in or upon the Premises or bring upon or keep anything therein which shall increase the rates of any insurance on the Premises.

                10.2.   PROPERTY INSURANCE.

                        (a) Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises in the amount of the full replacement value thereof, excluding foundation, grading and excavation costs, as the same may exist from time to time, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event same is required by a lender having a lien on the Premises), and special extended coverage ("all risk"). Said insurance shall provide for payment of loss thereunder to Landlord or to the holders of mortgages or deeds of trust on the Premises. Landlord may, in addition, obtain and keep in force during the term of this Lease a policy of rental value insurance covering all of Tenant's rent and additional rent obligations under this Lease for a period of one year, with loss payable to Landlord. A stipulated value or agreed amount endorsement deleting the coinsurance provision of the policy shall be procured with said insurance, as well as an automatic increase in insurance endorsement causing the increase in annual property insurance coverage by 2% per quarter. If such insurance coverage has a deductible clause, Tenant shall be liable for such deductible amount up to a maximum of Ten Thousand Dollars ($10,000.00). Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of the costs of all insurance and/or deductible required hereunder within thirty (30) days after demand by Landlord.

                        (b) Landlord will not insure Tenant's fixtures or equipment, or insure tenant improvements and other property unless the tenant improvements have become a part of the Premises under paragraph 9 hereof. Tenant shall insure its own fixtures, equipment, tenant improvements and other property.

                10.3. INSURANCE POLICIES. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least A-, or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of "Best's Key Rating Guide". Tenant shall provide to Landlord copies of insurance certificates evidencing the existence and the amounts of insurance required in paragraph 10.1 (and in paragraph 10.2 if Tenant is required to obtain and keep it in force) upon Tenant's execution of this Lease. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord and any mortgagee of Landlord named as an insured with renewal certificates, or Landlord may, in such event, or in any other event when Tenant has failed to provide insurance coverage as required hereunder, at its option, order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this paragraph 10. If Tenant does or permits to be done anything which shall increase the costs of the insurance policies referred to in paragraph 10.2, then Tenant shall forthwith upon Landlord's demand reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant causing such increase in the cost of insurance. Any insurance maintained by Tenant under this Lease shall be primary and non-contributory with any insurance coverage separately maintained by Landlord.

                10.4. WAIVER OF SUBROGATION. Tenant and Landlord each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against under paragraph 10.2 which perils occur in, on or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees but only to the extent that insurance policies then in effect permit such waiver without impairing coverage and only to the extent of the coverage provided by such insurance policies. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

                10.5. TENANT'S INDEMNITY OF LANDLORD. Tenant shall indemnify, defend, and hold harmless Landlord for, from and against any and all claims arising from Tenant's or Tenant's sublessee's or assignee's (or their respective agents, servants, employees or contractors) use or occupancy of the Premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant or Tenant's sublessee or assignee (or their respective agents, servants, employees or contractors) in or about the Premises and shall further indemnify, defend and hold harmless Landlord for, from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, including, without limitation, the provisions of paragraph 8.2, or arising from any negligence of the Tenant, or any of Tenant's agents, contractors or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises arising from any cause, excepting the negligence or intentional wrongs of Landlord or Landlord's agents, employees or contractors, or Landlord's breach of this Lease, and Tenant hereby waives all claims in respect thereof against Landlord. Tenant's obligations and liabilities under this paragraph 10.5 shall survive the term(s) of this Lease, termination of this Lease or termination of Tenant's occupancy of the Premises. Notwithstanding the foregoing, Tenant shall have no liability hereunder on account of defects in the Premises not caused by Tenant or the agents, employees, contractors or invitees of Tenant.

                10.6. EXEMPTION OF LANDLORD LIABILITY. Except as expressly provided to the contrary in Paragraph 10.7, and excepting loss or damage caused by the negligence of or intentional acts of Landlord or Landlord's agents, employees or contractors, or Landlord's breach of this Lease, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or for any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Premises; nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant.

                10.7. LANDLORD'S INDEMNITY OF TENANT. Landlord shall indemnify, defend, and hold harmless Tenant for, from and against any and all claims arising from the conduct of Landlord's business or from any activity, work or things done, permitted or suffered by Landlord (or Landlord's agents, servants, employees or contractors) in or about the Premises and shall further indemnify, defend and hold harmless Tenant for, from and against any and all claims arising from any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Lease, including any breach of an express warranty made by Landlord under this Lease, or arising from any negligence of the Landlord, or any of Landlord's agents, contractors or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Tenant by reason of such claim, Landlord upon notice from Tenant shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant. Landlord's obligations and liabilities under this paragraph 10.7 shall survive the termination of this Lease. Notwithstanding the foregoing, Landlord shall have no liability hereunder on account of defects in the Premises not caused by Landlord or the agents, employees, contractors or invitees of Landlord.

        11.     DAMAGE OR DESTRUCTION.

                11.1.   DEFINITIONS.

                        (a) "Premises Partial Damage" shall mean damage or destruction to the Improvements to the extent that the cost of repair is less than 25% of the then replacement cost of the Improvements as a whole.

                        (b) "Premises Total Destruction" shall herein mean damage or destruction to the Improvements to the extent that the cost of repair is 25% or more of the then replacement cost of such Improvements as a whole.

                        (c) "Insured Loss" shall herein mean damage or destruction which was caused by an event required to be covered by the insurance described in paragraph 10, and sufficient insurance proceeds are available for repairs and restoration free of any claim of the holder of a mortgage or deed of trust on the Premises.

                11.2. PARTIAL DAMAGE - INSURED LOSS. Subject to the provisions of paragraphs 11.4, 11.5 and 11.6, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of Premises Partial Damage, then Landlord shall, unless Landlord's mortgagee or lender requires otherwise, at Landlord's expense, repair such damage (but not Tenant's fixtures, equipment or tenant improvements unless the same have become a part of the Premises pursuant to paragraph 9.5) as soon as reasonably possible and this Lease shall continue in full force and effect. If the insurance proceeds received by Landlord are not sufficient to effect such repair (unless the insufficiency results from Tenant's failure (if the insuring party) to adequately insure the Premises), Landlord shall contribute the short-fall and shall make such repairs as soon as reasonably possible and this Lease shall continue in full force and effect. If the insurance proceeds received by Landlord are insufficient to effect such repairs because of Tenant's own failure (if the insuring party) to adequately insure the Premises, Tenant shall contribute the short-fall.

                11.3. PARTIAL DAMAGE - UNINSURED LOSS. Subject to the provisions of paragraphs 11.4, 11.5, and 11.6, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage, unless caused by Tenant's Breach of this Lease or by any other act of Tenant (in which event Tenant shall make the repairs at Tenant's expense), Landlord may at Landlord's option either (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to cancel and terminate this Lease, as of the date of the occurrence of such damage. In the event Landlord elects to give such notice of Landlord's intention to cancel and terminate this Lease, Tenant shall have the right within ten (10) days after the receipt of such notice to give written notice to Landlord of Tenant's intention to repair such damage at Tenant's expense, without reimbursement from Landlord, in which event this Lease shall continue in full force and effect, and Tenant shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within such ten (10) day period this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

                11.4. TOTAL DESTRUCTION. If at any time during the term of this Lease there is damage, whether or not an Insured Loss (including destruction required by any authorized public authority), which falls into the classification of Premises Total Destruction, this Lease shall automatically terminate as of the date of such total destruction.

                11.5. DAMAGE NEAR END OF TERM. If at any time during the last nine months of the Term of this Lease there is damage, whether or not an Insured Loss, which falls within the classification of Premises Partial Damage, Landlord or Tenant may terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty
(30) days after the date of occurrence of such damage.

                11.6.   ABATEMENT OF RENT; TENANT'S REMEDIES.

                        (a)     In the event of damage described in paragraphs
11.2 or 11.3, and Landlord or Tenant repairs or restores the Premises pursuant to the provisions of this paragraph 11, Rent payable hereunder for the period during which such damage, repair or restoration continues shall be equitably abated on the damaged building in proportion to the degree to which Tenant's use of the building is prevented. Except for abatement of Rent, if any, Tenant shall have no claim against Landlord for any loss or damage including, without limitation, loss of business suffered by reason of any such damage, destruction, repair or restoration.

                        (b) If Landlord shall be obligated, or otherwise elects, to repair or restore the Premises under the provisions of this paragraph 11 and shall not commence such repair or restoration within a reasonable period of time after the casualty, with due consideration given to adjustment of loss, plans and governmental approvals, subject to reasonable extension for Force Majeure beyond Landlord's control or because it is otherwise impracticable for Landlord to commence repairs within such time period, Tenant may at Tenant's option cancel and terminate this Lease by giving Landlord written notice of Tenant's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

                11.7. TERMINATION - ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this paragraph 11, an equitable adjustment shall be made concerning advance Rent and any advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant within thirty (30) days after termination of this Lease so much of Tenant's security deposit (if any) as has not been applied by Landlord.

                11.8. WAIVER. Tenant waives the provisions of any statutes which relate to termination of leases when leased property is damaged, injured or destroyed and agrees that such event shall be governed by the terms of this Lease.

        12. UTILITIES. Tenant shall pay for all water, sewer, gas, heat, light, power, electricity, telecommunications including telephone and other utilities and services supplied to the Premises, together with any taxes thereon. At the Commencement Date, the Premises' HVAC system will have a BTU meter to record separately Tenant's utility costs associated with its own HVAC system and the two additional electric sub-meters described in EXHIBIT D. If any services are not separately metered to Tenant, or if they are sub-metered but the utility provider provides only one billing to Landlord, Tenant shall pay a reasonable proportion to be determined by Landlord in its reasonable discretion of all charges jointly metered with other premises, without mark-up for profit to Landlord. If Tenant fails to utilize utilities that are provided to the Premises by Landlord to accommodate Tenant's needs, resulting in a charge to Landlord, Tenant shall pay Landlord the cost thereof upon demand (example:
Tenant requests natural gas, Landlord makes the necessary improvements with a right to a credit based on gas volume delivered to the Premises, Tenant fails to use gas and Landlord does not recoup its investment). Tenant is solely responsible for all service deposits required by utilities and providers and if Landlord has advanced any service deposit (with no obligation to do so) on behalf of Tenant, Tenant will reimburse Landlord on demand.

        13.     ASSIGNMENT AND SUBLETTING.

                13.1. LANDLORD'S CONSENT REQUIRED. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises, without Landlord's prior written consent, which shall not be unreasonably withheld, delayed or conditioned. A transfer of any percentage interest in Tenant (whether stock, partnership interest, limited liability membership, or otherwise) in a single transaction or a related series of transactions; or any increase in the amount of issued and/or outstanding shares of capital stock of any corporate Tenant and/or the creation of one or more additional classes of capital stock of any corporate Tenant, in a single transaction or a related series of transactions, with the result that fifty percent (50%) or more of the beneficial and record ownership in and to such Tenant shall be transferred or voting control of the company shall change, shall be deemed an assignment within the meaning of the foregoing sentence. Landlord and Tenant agree that the following factors may be considered by Landlord in any reasonable determination of the appropriateness of Tenant's request to assign or sublet the Premises:

                        (a) The financial strength of the proposed subtenant/assignee must demonstrate an ability on the part of the subtenant/assignee to discharge the Tenant's obligations under this Lease;

                        (b) The business reputation of the proposed subtenant/assignee shall not be detrimental to Landlord's development;

                        (c) The use of the Premises by the proposed subtenant/assignee must be expressly authorized under paragraph 8 and will not be more environmentally sensitive than the use thereof by the existing Tenant.

Landlord shall respond to Tenant's request for consent hereunder within ten (10) business days and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease. Landlord's failure to respond to Tenant's request within the required time period will be deemed a withholding of consent. Any assignee or sublessee (including without limitation an assignee or surviving entity under the following subparagraph) must assume and agree to comply with and be bound by all of the provisions of this Lease, in full, and in a form reasonably satisfactory to Landlord, the obligations of Tenant under this Lease and under any other written agreement now or hereafter existing between Landlord and Tenant. Landlord agrees that it shall not intentionally and advertently release from liability any assignee or sublessee who has assumed and agreed to comply with and be bound by all of the provisions of this Lease.

                        Notwithstanding the foregoing, if Landlord has approved an assignee with a net worth at least equal to that of Tenant (i) at the date of Landlord's approval of such assignee and (ii) one (1) year later, and if no Event of Default in the payment of Rent has occurred during that one-year period, Landlord will release Tenant from all future liability under this Lease. Any release of Tenant will be prospective only and will not relieve Tenant from any liability to Landlord for acts or omissions occurring prior to the date on which Tenant qualifies for release. Tenant will provide Landlord with true, accurate and complete financial information on the assignee as Landlord shall reasonably request accurately reflective of the assignee's financial condition as of both dates indicated above.

                13.2. NO RELEASE OF TENANT. Excepting only as provided in the immediately preceding paragraph, regardless of Landlord's consent, no subletting or assignment shall release Tenant from Tenant's obligations past, present or future, or alter the primary liability of Tenant to pay Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant, in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease, provided, however, that no such amendment or modification to this Lease shall increase the Rent or other monetary obligations required hereunder without the prior written consent of Tenant.

                13.3. PROFITS. In the event Landlord consents to any such assignment or subletting, and as a condition thereto, Tenant shall pay to Landlord fifty percent (50%) of all net profit derived by Tenant from such assignment or subletting, after first deducting Tenant's reasonable subleasing expenses. For purposes of the foregoing, profit shall be deemed to include, but shall not be limited to, the amount of all rent and additional rent payable by such assignee or subtenant in excess of the Rent set forth in this Lease, and rent adjustments, payable by Tenant under this Lease. If a part of the consideration for such assignment or subletting shall be payable other than in cash, the payment to Landlord shall be in cash or its share of any non-cash consideration based upon the fair market value thereof. Tenant shall and hereby agrees that it will furnish to Landlord upon request from Landlord a complete statement, certified by the chief financial officer of Tenant, setting forth in detail the computation of all profit derived and to be derived from such assignment or subletting, such computation to be made in accordance with generally accepted accounting principles. Tenant agrees that Landlord or its authorized representatives shall be given access at all reasonable times to the books, records and papers of Tenant relating to any such assignment or subletting, and Landlord shall have the right to make copies thereof. The percentage of Tenant's profit due Landlord hereunder shall be paid to Landlord within ten (10) days of receipt by Tenant of all payments made from time to time by such assignee or subtenant to Tenant.

                13.4. ATTORNEY'S FEES. In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting, then Tenant shall pay Landlord's reasonable attorneys fees incurred in connection therewith.

                13.5. RECAPTURE. Notwithstanding the foregoing, Landlord shall have the right, to be exercised by giving written notice to Tenant within fifteen (15) days after receipt of Tenant's request to assign or sublet all or part of the Premises during either Renewal Term but not during the initial ten-year Term, to recapture the space described in Tenant's request and such recapture notice shall, if given, terminate this Lease with respect to the space described as of the date stated in Tenant's request. Tenant's request shall state the name and address of the proposed assignee or subtenant and a true and complete copy of the proposed assignment or sublease shall be delivered to Landlord with Tenant's request. In the event of any termination pursuant to this paragraph, Tenant shall, at its sole cost and expense, discharge in full any commission which may be due and owing as a result of any proposed assignment or subletting by Tenant. Rent shall be pro rated if Landlord recaptures only a portion of the Premises.

        14.     DEFAULTS; REMEDIES.

                14.1. DEFAULTS. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease (an "Event of Default") by Tenant:

                        (a) Tenant's refusal to take possession of the Premises upon the Commencement Date. Tenant's vacation or abandonment of the Premises shall not be deemed an Event of Default by Tenant under this Lease so long as Tenant has sufficiently secured the Premises so as to prevent waste, vandalism, damage or other harm thereto, or deterioration thereof, and is otherwise in full compliance with all requirements of this Lease without any Event of Default.

                        (b) The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after Tenant's receipt of written notice of Tenant's failure to make such payment.

                        (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in paragraphs (a) or (b) above or in paragraphs (d) through (f) below, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

                        (d) (i) The making by Tenant of any general arrangement or assignment for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 11 U.S.C. ? 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this paragraph 14.1(d) is contrary to any applicable law, such provision shall be enforceable only to the fullest extent permitted by law.

                        (e) The discovery by Landlord that any financial statement or other financial information given to Landlord by Tenant, any assignee of Tenant, any subtenant of Tenant, any successor in interest of Tenant (including without limitation an entity surviving a merger with Tenant) or any guarantor of Tenant's obligation hereunder, and any of them, was materially false or materially misrepresented any item or condition.

                        (f) Tenant shall do or permit anything to be done which creates a lien upon the Premises which is not paid, discharged or bonded around within thirty (30) days after such lien is created or recorded.

                14.2. REMEDIES. In the event of any such Event of Default by Tenant, Landlord may at any time thereafter, with or without notice or demand or termination of this Lease, and without waiving or limiting Landlord in the exercise of any right or remedy which Landlord may have under this Lease or otherwise at law or in equity by reason of such Event of Default exercise any one or more of the following remedies:

                        (a) Re-enter the Premises and eject all persons therefrom. Retain or take possession of any property belonging to Tenant upon the Premises pursuant to Landlord's statutory landlord lien rights. Such Property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, and Landlord shall (unless negligent) in no event be liable for any damage or loss thereto; or

                        (b) Lock the doors to and otherwise secure the Premises and exclude Tenant and all other persons therefrom (except those authorized by Landlord in its sole and absolute discretion); or

                        (c) Institute suit against Tenant to collect each installment of rent or other sum as it becomes due or to enforce any other obligation under this Lease; or

                        (d) With or without terminating the Lease, terminate Tenant's right to possession of the Premises by any lawful means, judicially or nonjudicially, in which case Tenant shall immediately surrender possession of the Premises to Landlord and Landlord shall have the right to reenter the Premises and remove all persons and property therefrom using all force reasonably necessary for this purpose. In such event, or in the event of Landlord's pursuit of its other rights and remedies, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises; the cost to Landlord of designing, engineering and constructing for Tenant any tenant improvements or other features of the Improvements that are of a specialized or non-general nature not ordinarily included in a general-use building; expenses of reletting, including necessary renovation and alteration of the Premises and the removal of special improvements made for Tenant, reasonable attorney's fees, advertising expenses, the costs of protecting and caring for the Premises while vacant, the cost of removing and storing Tenant's property; any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid Rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; and that portion of any leasing commission paid by Landlord pursuant to paragraph 16 applicable to the unexpired Term of this Lease. All of the foregoing amounts shall be and become immediately due and payable from Tenant to Landlord upon a default, at Landlord's election, which may be exercised with or without the giving of notice, but this sentence shall not operate to relieve Landlord from the giving of any notice required under paragraph 14.1.

                        (e) Maintain Tenant's right to possession in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the

Premises. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including, without limitation, the right to recover Rent as it becomes due hereunder and any other damages incurred by Landlord from time to time. Notwithstanding that Landlord shall have maintained Tenant's right to possession or shall not have terminated the Lease for a default, Landlord may at anytime thereafter, upon notice to Tenant, terminate the Lease and/or Tenant's right to possession for such prior default.

                        (f) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of Rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at the rate of five (5) points over the announced prime rate of Bank of America in existence from time to time.

                        (g) No such re-entry or taking of possession or other remedial action by Landlord shall be construed as an election on Landlord's part to terminate or surrender this Lease unless a written notice of such intention is then or thereafter served on Tenant.

                        (h) No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered, modified or terminated except by written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

                        (i) If Tenant breaches any of the covenants, agreements, terms or conditions contained in this Lease, Landlord shall be entitled to obtain and retain all sums held by Landlord or Tenant, by any trustee or in any account provided for herein, to enjoin such breach or threatened breach, and to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings and other remedies were not provided for in this Lease.

                        (j) If Landlord elects to pursue Tenant for future Rent or damages incurred by Landlord by reason of Tenant's default, Landlord agrees to make commercially reasonable efforts to relet the Premises and to mitigate its damages.

                14.3. DEFAULT BY LANDLORD. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. The holder of any first mortgage or deed of trust covering the Premises shall, in any event, have, beyond the time allotted to Landlord to cure, an additional thirty (30) days itself to cure if it so elects. Tenant shall have the right as its sole and exclusive remedy to seek specific performance of this Lease and sue for any direct out-of-pocket expenses it incurs as a result of Landlord's material default in the event Landlord and the holder of any first mortgage or deed of trust covering the Premises fail to cure within the grace periods allotted hereunder a material default of Landlord under this Lease.

                LANDLORD AND TENANT, EACH BEING FULLY INFORMED BY THEIR RESPECTIVE COUNSEL OF THE LEGAL CONSEQUENCES, WAIVE THE RIGHT TO TRIAL BY JURY.

                14.4. LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within fifteen
(15) days after such amount shall be due, including the ten-day notice and cure period, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Rent, then Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding paragraph 4 or any other provision of this Lease to the contrary.

                14.5. IMPOUNDS. In the event that a late charge is payable hereunder, whether or not collected, three or more times under the terms of this Lease, Tenant shall pay to Landlord, if Landlord shall so request, in addition to any other payments required under this Lease, a monthly advance installment, payable at the same time as the monthly Rent, as estimated by Landlord, for Real Property Tax and insurance expenses on the Premises which are payable by Tenant under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of any or all such Real Property Taxes and insurance premiums. If the amount paid to Landlord by Tenant under the provisions of this paragraph are insufficient to discharge the obligations of Tenant to pay such Real Property Taxes and insurance premiums as the same become due, Tenant shall pay to Landlord, upon Landlord's demand, such additional sums necessary to pay such obligations. All moneys paid to Landlord under this paragraph may be intermingled with other moneys of Landlord and shall not bear interest. In the event of a default in the obligations of Tenant to perform under this Lease, then any balance remaining from funds paid to Landlord under the provisions of this paragraph may, at the option of Landlord, be applied to the payment of any monetary default of Tenant in lieu of being applied to the payment of Real Property Tax and insurance premiums and Tenant shall still be liable for and pay promptly upon demand the Real Property Tax and insurance premiums required under this Lease.

        15. CONDEMNATION. If the Premises or any portion is taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 25% of the floor area of the Improvements is taken by condemnation, either Landlord or Tenant shall have the right to terminate this Lease as of the date the condemning authority takes title or possession, whichever first occurs, upon giving written notice of such election within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken title or possession, whichever first occurs). In the event of a termination resulting from such a taking, both Landlord and Tenant shall be released from further liability under the Lease. If Landlord or Tenant do not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that Rent shall be reduced in the proportion that the floor area taken bears to the total floor area of the Improvements. If the nature, location or extent of any proposed taking or appropriation affecting the Premises is such that Landlord elects in good faith to demolish all or substantially all of the building, then Landlord shall have the right to terminate this Lease upon giving notice of termination to Tenant at any time after such condemnation. In the event of such termination, both Landlord and Tenant shall be released from any further liability under this Lease.

        Any award for the condemnation of all or any part of the Premises shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, including without limitation the Base Building and the Tenant Improvements, or as severance damages; provided, however, that Tenant shall be entitled to pursue against the condemning authority but not against Landlord any award to which Tenant may be entitled from such condemning authority for loss of or damage to Tenant's trade fixtures and removable personal property, as well as Tenant's relocation costs and loss of good will to the extent these are compensable. If this Lease is terminated, an equitable adjustment shall be made within a reasonable period of time concerning advance rent and any advance payments made by Tenant to Landlord and Landlord shall, in addition, return to Tenant within thirty (30) days after termination of this Lease so much of Tenant's security deposit as has not been applied by Landlord. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of severance damages received by Landlord, free of any claim of the holder of a mortgage or deed of trust on the Premises, in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial taking of the Premises by condemnation.

        16.     BROKER'S FEE.

                (a) CB Richard Ellis, a licensed real estate broker in the State of Arizona, represents Landlord with respect to this Lease transaction. CB Richard Ellis, on behalf of Landlord, will enter (or has entered) into a commission agreement with Cushman and Wakefield. Landlord shall pay to CB Richard Ellis a real estate brokerage fee per the terms of such commission agreement. Neither the broker named above nor any other real estate agent, salesperson, finder or broker shall be deemed or considered as a third party beneficiary of this paragraph. Landlord and Tenant may alter, amend or modify this lease or any related document without the consent of any such broker salesperson, agent or finder. Excepting Landlord's obligation to CB Richard Ellis working in conjunction with Cushman and Wakefield, Landlord and Tenant each hereby agree to indemnify and defend the other from and against any claim for commission or brokerage or finders fees from any party claiming all or part of same arising out of a relationship with or through the indemnifying party and the indemnifying party shall defend any claim or action for a commission or fee by counsel acceptable to the indemnified party promptly upon notice from the indemnified party.

        17. ESTOPPEL CERTIFICATE; COOPERATION WITH LANDLORD'S LENDERS; FINANCIAL INFORMATION.

                (a) Tenant shall at any time upon not less than fifteen (15) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modifications and certifying that this Lease, as so modified, is in full force and effect) and the date to which Rent and other charges are paid in advance, if any; (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed; (iii) acknowledging that the Premises are in the condition called for in the Lease and the Improvements have been satisfactorily completed, or if not, then specifying why they are not; (iv) acknowledging that Tenant has unconditionally accepted the Premises, is in possession thereof, and no defense to the Lease enforcement exists, or if such is not the case, then specifying why; and (v) agreeing to provide any Landlord mortgagee or lender with reasonable opportunity to cure defaults by the Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises, who, at Landlord's request, shall be co-addressees of the statement.

                (b) At Landlord's option, Tenant's failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, (iii) that not more than one month's rent has been paid in advance; (iv) that the Premises have been satisfactorily completed by Landlord and that Tenant is in possession thereof; (v) that no defenses exist to the enforcement of the Lease; and (vi) that Tenant agrees to be bound by provision (v) in paragraph 17(a) above.

                (c) If Landlord desires to finance, refinance or sell the Premises, or any part thereof, or if Landlord's lender requires financial information on Tenant, Tenant hereby agrees to deliver to any lender or purchaser designated by Landlord such financial statements of Tenant as may be reasonably required by such lender or purchaser. Such statements shall include the past three years' financial statements of Tenant. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

                (d) Tenant hereby represents and warrants to Landlord that all balance sheets, statements of profit and loss and other financial data furnished by Tenant and any guarantor to Landlord (the "Financial Information") prior to the execution of this Lease fairly present the financial condition of Tenant and such guarantor as of the dates thereof, and the results of its operations for the periods for which the same are furnished; and there has been no change in the assets, liabilities or financial condition of Tenant and such guarantor from that set forth in the Financial Information, other than changes in the ordinary course of business, none of which changes has been materially adverse to Tenant and such guarantor. The foregoing representations and warranties shall apply equally to all financial information furnished by Tenant and any guarantor to Landlord after the execution of this Lease.

                Tenant hereby acknowledges that the Financial Information is a material inducement to Landlord's entering into this Lease with Tenant.

                Tenant agrees, within ninety (90) days after the end of Tenant's accounting year, at the request of Landlord, or at the request of the holder of any first mortgage upon the Premises or lender, to furnish to Landlord or its mortgagee or lender, a certified balance sheet and profit and loss statement for Tenant's last accounting year.

        18. LANDLORD'S LIABILITY. The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title or a Tenant's interest in a ground lease of the Premises. In the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns only during their respective periods of ownership.

        Any claim which Tenant may have against Landlord for default in performance of any of the obligations herein contained to be kept and performed by Landlord shall be deemed waived unless such claim is asserted by written notice thereof to Landlord within a reasonable period of time following Tenant's actual discovery of the basis of Tenant's claim against Landlord. Furthermore, Tenant agrees to look solely to Landlord's interest in the Premises for the recovery of any judgment from Landlord or the payment of any obligation, liability or claim under, arising out of or relating to this Lease, it being hereby agreed that except to the extent of Landlord's interest in the Premises, Landlord, any assets of Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, Landlord, its directors, officers or shareholders, or if Landlord is a limited liability company, Landlord and its members shall never be liable for any judgments, claims, obligations or liabilities under, arising out of, or relating to this Lease.

        19. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

        20. INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest from the date due at the rate of two points over the prime rate of Bank of America announced from time to time. Payment of such interest shall not excuse or cure any default by Tenant under this Lease, provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant. If Tenant's default is subject to late charge, Landlord may charge interest or impose the late charge as it sees fit, but may not impose both on the same defaulted obligation. The reciprocal is true: Any amount Landlord owes to Tenant if not paid when due shall bear interest from the date due at the rate of two points over the prime rate of Bank of America announced from time to time.

        21. TIME OF ESSENCE. Time is of the essence of each and every obligation and duty under this Lease.

        22. ADDITIONAL RENT. Any monetary obligation of Tenant to Landlord under the terms of this Lease shall be deemed to be additional rent and shall be collectible as such.

        23. INCORPORATION OF PRIOR AGREEMENTS; DISCLAIMER OF REPRESENTATIONS AND WARRANTIES; AMENDMENTS. This Lease contains all agreements of the parties with respect to the Premises. No prior agreement, representation or understanding, whether oral or written, pertaining to any such matter shall be effective. Landlord hereby disclaims all representations and warranties, express or implied, and all covenants, promises, and understandings, concerning the condition, suitability, or habitability of the Premises, excepting only those which are set forth in this Lease explicitly. This Lease may be modified in writing only, signed by the parties in interest at the time of modification. Tenant hereby acknowledges that no real estate broker or agent or any agent or employee of Landlord made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of the Premises.

        24. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery (which may include overnight courier and facsimile transmission) or by certified mail, postage prepaid, return receipt requested, and if given personally or by mail, shall be deemed sufficiently given if addressed to Tenant or to Landlord at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes except that upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. Any notice shall be deemed received upon personal delivery or three (3) days after deposit into certified or registered U.S. Mail.

        25. WAIVERS. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. The reciprocal is true:
No waiver by Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Landlord of the same or any other provision.

        26. RECORDING; CONFIDENTIALITY. If Tenant requests, the parties shall execute a short-form memorandum of lease in recordable form setting forth the date of the Lease, the names of the parties, a description of the premises, the length of the term (and any renewal provisions), but in no event shall such short-form memorandum of lease set forth the rental rate or any other "proprietary" information belonging to Landlord.

        Landlord and Tenant agree to maintain to the greatest degree practicable the confidentiality of this transaction. Tenant shall control the communication process relative to communications to the community and the press including press releases. Tenant will coordinate these communications with Landlord.

        27. HOLDING OVER. If Tenant, with Landlord's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof and without executing a new lease therefor, such occupancy shall be a tenancy from month to month at a rental in the amount of one hundred twenty-five percent (125%) of the rent paid or payable during the last month of the term of this lease plus all other charges payable hereunder and upon all the other provisions of this Lease pertaining to the obligations of Tenant, but all options and rights of first refusal, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during such month-to-month tenancy. If Tenant, without Landlord's express written consent, remains in possession of the Premises or any part thereof after expiration of the term hereof, Landlord may re-enter and take possession of the Premises and have all other remedies set forth in Paragraph 14.2, provided that in addition to such remedies (and not in lieu thereof), Tenant shall pay for each day of occupancy after expiration of the term hereof a sum equal to one hundred fifty percent (150%) of the monthly rent for the last month of the term prorated on a daily basis based upon a thirty day month.

        28. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies hereunder or at law or in equity.

        29. COVENANTS AND CONDITIONS. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

        30. BINDING EFFECT; CHOICE OF LAW. Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to the provisions of paragraph 18, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of Arizona.

        31.     SUBORDINATION.

                (a) This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, deed of trust beneficiary or trustee, or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

                (b) Tenant agrees to execute any documents reasonably required to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage or deed of trust covering the Premises, provided that, as a condition to Tenant's obligation herein, Landlord shall cause any lender holding a lien on the Premises to concurrently provide Tenant with a subordination/non-disturbance agreement on the lender's standard form, which provides assurances to Tenant that so long as Tenant is not in default hereunder beyond any applicable notice and cure period, Tenant's right of possession and other leasehold rights under this Lease shall not be disturbed in the event of a foreclosure or other enforcement of such lien. Tenant's failure to execute such documents within fifteen (15) days after written demand shall constitute a material default by Tenant hereunder, or, at Landlord's option, Landlord shall execute such documents on behalf of Tenant as Tenant's attorney-in-fact.

        32. ATTORNEY'S FEES. If either party named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in such action, on trial or appeal, shall be entitled to its reasonable attorney's fees to be paid by the losing party as fixed by the court.

        33. LANDLORD'S ACCESS. Landlord and Landlord's agents shall have the right to enter the Premises at all reasonable times and (unless an emergency) upon reasonable notice and from time to time for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises or to the buildings of which they are a part as Landlord may deem necessary or desirable. Landlord may at any time place on or about the Premises any ordinary "For Sale" signs and Landlord may at any time during the last one hundred eighty
(180) days of the term hereof place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Tenant. If Landlord is placing "For Sale" signs on or about the Premises, Landlord will consult with Tenant in good faith to find a reasonable way to avoid giving the impression that Tenant is selling its business or going out of business.

        34. AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent.

        35. SIGNS. Tenant shall not place any sign upon the Premises without Landlord's prior written consent, which shall not be unreasonably withheld. Tenant's signs must comply with any CC&R's and sign regulations. All signage shall comply with any CC&R's and sign regulations.

        36. DISPUTE RESOLUTION. In the event of any dispute or claim arising with respect to the construction of the Base Building or the Tenant Improvements, including issues over cost or allegedly defective work, the parties agree to use their reasonable efforts to promptly resolve such dispute by non-binding mediation with Landlord's architect as mediator. Mediation shall be conducted in accordance with the mediation procedures of the American Arbitration Association or other reasonable procedures determined by the mediator. Failing the acceptance of the results of mediation, any dispute or claim shall be resolved by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association. Any award or decision by arbitration shall be final and binding. The costs of mediation or arbitration, if any, shall be borne by the party or parties as determined by the mediator or arbitrator resolving the dispute. Delays resulting from disputes and arbitration may be considered Force Majeure. Mediation and/or arbitration shall be limited to the construction issues enumerated above.

        37. GUARANTOR. If the Addendum to this Lease provides that the obligations of Tenant under this Lease shall be guaranteed by one or more guarantors, delivery of fully executed guarantees in the form attached to this Lease as an exhibit from such guarantors (executed by both spouses if a guarantor is married) shall be a condition precedent to Landlord's duty of performance under this Lease. Tenant hereby covenants to provide fully executed guarantees to Landlord at the same time Tenant executes this Lease.

        38. QUIET POSSESSION. Upon Tenant paying Rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof against the acts of the Landlord, subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Landlord represent and warrant to Tenant that they are fully authorized and legally capable of executing this Lease on behalf of Landlord and that such execution is binding upon all parties holding an ownership interest in the Premises.

        39.     OPTIONS.

                39.1. DEFINITION. If Landlord has granted Tenant any option or right of first refusal in the Addendum, as used in this paragraph the word "Option(s)" shall have the meanings set forth in the Addendum.

                39.2. OPTIONS PERSONAL. Each Option granted to Tenant in this Lease is personal to Tenant and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant. No assignee or sublessee of Tenant's rights under this Lease shall have the right to exercise any Option granted under this Lease. The Options granted to Tenant are not assignable separate and apart from this Lease. Options granted to Tenant, if any, shall be granted only in the Addendum. Notwithstanding anything in paragraph 39 to the contrary, nothing in paragraph 39 is intended to or shall be deemed to grant to Tenant any Options.

                39.3. MULTIPLE OPTIONS. In the event that Tenant has any multiple options to extend or renew this Lease a later Option cannot be exercised unless the prior Option to extend or renew this Lease has been so exercised.

                39.4.   EFFECT OF DEFAULT ON OPTIONS.

                        (a) Tenant shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary,
(i) during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to paragraph 14.1 and continuing until the default alleged in such notice of default is cured, or (ii) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid continuing until the obligation is paid, or (iii) at any time after any other event of default described in paragraph 14.1, or (iv) in the event that Landlord has given to Tenant three or more notices of default under paragraph 14.1, or Tenant has been in default three or more times under paragraph 14.1, whether or not the defaults are cured, during the twelve (12) month period prior to the time that Tenant intends to exercise the Option.

                        (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise an Option because of the provisions of the foregoing paragraph. An Option and all rights of Tenant thereunder shall terminate upon the termination or expiration of this Lease or upon the termination of Tenant's right of occupancy under this Lease.

                        (c) All rights of Tenant under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Tenant's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, Tenant commits an uncured default or a default which by its nature cannot be cured under paragraph 14.1.

        40. SECURITY MEASURES. Tenant hereby acknowledges that Rent payable to Landlord hereunder does not include the cost of guard service or other security measures and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of Tenant, its agents, its employees and servants, its invitees and its property from acts of third parties.

        41. EASEMENTS; RULES AND REGULATIONS; ETC. Landlord reserves to itself the right, from time to time, to grant such easements, rights, dedications, plats and replats that Landlord reasonably deems necessary or desirable, and to cause the recordation of same, so long as such do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord.

        Landlord may establish from time to time reasonable rules and regulations applicable to the Premises for the benefit, care, management and operation of the Premises. Landlord shall provide Tenant with reasonable notice of all rules and regulations. Tenant agrees to faithfully observe and comply with all such rules and regulations.

        42. FORCE MAJEURE. Landlord shall not be responsible for any delay or failure in the observance or performance of any term or condition of this Lease to be observed or performed by Landlord to the extent that such delay or failure results from action, omission, or order of, or failure or refusal to grant approvals by, governmental authorities; unexpected or uncommon delays in the issuance of building or other permits; civil commotions; strikes, fires, acts of God or the public enemy; inability to procure labor, material, fuel, electricity, or other forms of energy; any weather-caused delay or any other cause beyond the reasonable control of Landlord, whether or not similar to the matters herein specifically enumerated. Any such delay or failure shall extend by like time any period of performance by Landlord and shall not be deemed a breach of or failure to perform this Lease or any provisions hereof, and the foregoing provision shall take precedence over any other provision in this Lease to the contrary. Conversely, any one or more of the enumerated Force Majeure events shall extend by like time any period of performance by Tenant and shall not be deemed a breach of or failure to perform this Lease or any provisions hereof, provided that this Force Majeure provision shall not apply to, or excuse, Tenant's failure to punctually pay any monetary sum owed hereunder including, without limitation, Rent, Tenant's Proportionate Share of Operating Costs or any other sum of money payable to Landlord or to any third party or authority, or to provide the insurance required hereunder.

        43. AUTHORITY. If Tenant is a corporation, trust, general or limited partnership, or limited liability company, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. Tenant shall upon execution of this Lease deliver to Landlord evidence of such authority satisfactory to Landlord.

        44. CONFLICT. Any conflict between the printed provisions of this Lease and any typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions. The Addendum shall be controlling over the foregoing provisions of this Lease.

        45. ADDENDUM. Attached hereto is the Addendum which constitutes an integral part of this Lease.

        The parties hereto have executed this Lease on the dates specified immediately next to their respective signatures.

Executed on                            BD 34TH PROPERTIES, INC.



June 24, 1998                          By  DONALD DIAMOND
--------------------------               -----------------------------------
Address                                  Its: Vice President
3740 East 34th Street                        -------------------------------
Tucson, AZ 85713
--------------------------             "LANDLORD"



Executed on June 24, 1998              NATIONAL INSURANCE GROUP


395 Oyster Point                       By  BRUCE A. COLE
5th Floor                                -----------------------------------
--------------------------               Its: President
Address                                      -------------------------------


South San Francisco
--------------------------             "TENANT"

                                ADDENDUM TO LEASE
                               DATED JUNE 24, 1998
                      BETWEEN BD 34TH PROPERTIES, INC. AND
                            NATIONAL INSURANCE GROUP


        THIS ADDENDUM TO LEASE ("Addendum") is attached to and made a part of the attached Lease between BD 34th PROPERTIES, INC., an Arizona corporation, as Landlord, and NATIONAL INSURANCE GROUP, as Tenant. In the event of any conflict between the terms of this Addendum and the terms of the attached Lease, the terms of this Addendum shall govern. This Addendum and the attached Lease are collectively called the "Lease".

        46. OPTIONS TO EXTEND. Subject to the terms and conditions of paragraph 39, Tenant shall have the right to extend the Term of this Lease for two (2) successive periods of five (5) years each (the "Renewal Terms"), by giving written notice of exercise of these options to Landlord at least nine (9) months before expiration of the initial ten (10) year Term and the First Renewal Term, as applicable. If Tenant fails to deliver timely written notice of exercise of a renewal option to Landlord, all renewal options shall lapse and Tenant will have no further privilege to extend the Term. Each Renewal Term shall be on the same terms and conditions of this Lease (unless patently inapplicable) except that the initial Rent payable by Tenant to Landlord at the start of each Renewal Term shall be based on ninety-five percent (95%) of the "market rental rate" at the time of renewal for comparable space in competing buildings of similar size, type, quality and location, fully improved with tenant improvements, as reasonably calculated by Landlord for each Renewal Term.

        If Landlord and Tenant are unable to agree on the "market rental rate" to be applied to the Premises, Landlord and Tenant shall select a highly qualified and reputable real estate professional with at least ten (10) years of experience in the relevant leasing market (the "Arbiter") to determine the "market rental rate." If Landlord and Tenant are unable to agree on the Arbiter, the resident manager of the largest commercial real estate brokerage house in Tucson will select the Arbiter from a major brokerage house other than his or her own. The term "largest" means the brokerage house with the largest sales volume in the preceding calendar year.

        During each Renewal Term, Rent shall increase annually by a factor of three percent (3%).

        In addition to paying the Rent determined pursuant to this paragraph 46, Tenant will continue to pay Tenant's Proportionate Share of Operating Costs and all other sums required under this Lease during each Renewal Term.

        47. RIGHT OF FIRST REFUSAL ON DELCO ELECTRONICS CORPORATION'S SPACE IN THE BUILDING. So long as Tenant is not in default under this Lease, Tenant shall have a right of first refusal to lease, "as is," additional available space in the Building should Delco Electronics Corporation move out of its space, which must be physically contiguous to (actually abutting) the Premises. Tenant will advise Landlord of its election to lease such additional space within fifteen (15) days after Landlord sets forth in writing the terms of a leasing opportunity that Landlord desires to accept. If Tenant elects to take the additional space, Landlord and Tenant will execute an amendment to this Lease adding to the Premises the additional space, increasing the Rent, adjusting Tenant's Proportionate Share of Operating Costs and making such other necessary changes to the Lease as may be required by the addition of such space to the Premises. The rental rate to be applied to the additional space will be the higher of (a) the rate Tenant is currently paying Landlord for the Premises as of the effective date of Tenant's occupancy of the additional space, subject to subsequent escalation of Rent required under this Lease, or (b) the rate Landlord was offering, or was offered by, the other prospective tenant.

        If Tenant timely fails to exercise its right of first refusal under this paragraph 47, Landlord will be free to lease all or any portion of such space on such terms as Landlord in its sole discretion may elect.

        If this Lease or Tenant's right to possession of the Premises shall expire or terminate for any reason whatsoever before Tenant exercises its rights under this paragraph, then immediately upon such expiration or termination, Tenant's rights under this paragraph shall simultaneously terminate and become null and void. The rights granted under this paragraph are strictly personal to Tenant and the authorized assignee of Tenant's rights under this Lease and are nontransferable.

        48. MISCELLANEOUS. Wherever this Lease requires Tenant to do something on or after "demand" by Landlord the demand shall be written.

                                                              EXHIBIT A TO LEASE
















                 [NATIONAL INSURANCE GROUP, INC. PREMISES MAP]

                                                              EXHIBIT B TO LEASE















                                   [SITE MAP]

                                   [SITE MAP]

                                                                       EXHIBIT D


Chestnut Construction Corporation will provide the following work items to fulfill the owners requirements for improvements for National Insurance Group at Building 302, 2900 East Elvira.

ENTRY ACCESS
                    - Construct concrete ramp and stairway to allow ADA
                      compliant access to building. Ramp and stairs to have painted steel railings to meet City of Tucson Building Codes. Provide access way from north and east parking areas for employee access. Employee access shall be through the new entry ramp at north elevation or the existing door at east side of Building 302.

PARKING AREA
                    - Cut down and remove weeds in paved areas
                    - Apply soil sterilent to control new growth
                    - Provide painting and striping for 294 parking spaces
                    - Relamp existing parking lot light fixtures as required
                      for 294 parking spaces
                    - Provide 2 additional wall pack light fixtures at south
                      side of Building 303 for employee access lighting
                    - Cut back existing landscaping and remove weeds along north side of Building 302 and between access walkway and south side of Building 303

ELECTRICAL SERVICE
                    - Provide electric submeters to separate power requirements at chiller units and National Insurance Group
                    - Provide 1000 amps of 480/277 volt 3 phase electrical
                      service for National Insurance Group.

HVAC
                    - Refurbish existing Air Handler Units and control system
                      for a functional system
                    - Install 1 BTU meter at northeast's Air Handler Unit to
                      provide method of determining National Insurance Group conditioned air costs

RESTROOM CORE
                    - Modify existing Men's and Women's Rooms as requested to
                      meet ADA complaint standards
                    - Refurbish existing or provide new electric drinking
                      fountain as required

                                                                       EXHIBIT E

   [LOGO]
  CHESTNUT
CONSTRUCTION               INTERIOR IMPROVEMENTS FOR
                            NATIONAL INSURANCE GROUP


                           Preliminary Cost Breakout

   PERMITS & WASTEWATER FEES (Allowance)                            $ 14,800
   GENERAL CONDITIONS                                                 21,188
   DEMOLITION & DISPOSAL                                               6,832
   CONCRETE                                                              660
   MISCELLANEOUS ROUGH CARPENTRY                                         350
   METAL STUDS & DRYWALL                                             111,950
   INSULATION                                                          4,885
   DOORS, FRAMES & HARDWARE                                           11,450
   GLASS & GLAZING                                                     1,200
   ACOUSTICAL CEILINGS                                                13,664
   PAINT & STAIN                                                      24,395
   PAINT DUCTWORK (Allowance)                                          7,500
   FLOORCOVERING & BASE ($20.00/S.Y. Allowance)                      110,700
   MILLWORK                                                            8,000
   CERAMIC TILE                                                        7,330
   TOILET PARTITIONS & ACCESSORIES                                     6,530
   CHAINLINK FENCING                                                   2,200
   FIRE SPRINKLERS                                                     9,000
   PLUMBING                                                           29,000
   H.V.A.C.                                                          135,000
   ELECTRICAL                                                        122,600
   COMPUTER ROOM ELECTRICAL (Allowance)                               10,000
   DECORATIVE SPECIALTIES (Allowance)                                  2,500
   CONTINGENCY (Allowance)                                            10,000
   SALES TAX                                                          34,550
   OVERHEAD & PROFIT                                                  53,154
                                                                     --------
        TOTAL                                                        $769,338

                                                              EXHIBIT F TO LEASE


                            NATIONAL INSURANCE RENT




                                                                (2)
                                                              Monthly          (3)
                                                 (1)          Rent On         Total
                  Rental Rate       Total      Monthly         Tenant        Monthly       Lease
                   Per Sq. Ft.     Sq. Feet   Shell Rent    Improvements       Rent        Terms
                  -----------      --------   ----------    ------------    ----------    --------
      Year 1          0.45          48,998      22,049         12,414        34,463         NNN
      Year 2          0.45          48,998      22,049         12,414        34,463         NNN
      Year 3          0.45          48,998      22,049         12,414        34,463         NNN
      Year 4         0.492          48,998      24,094         12,414        36,508         NNN
      Year 5         0.492          48,998      24,094         12,414        36,508         NNN
      Year 6         0.492          48,998      24,094         12,414        36,508         NNN
      Year 7         0.537          48,998      26,328         12,414        38,742         NNN
      Year 8         0.537          48,998      26,328         12,414        38,742         NNN
      Year 9         0.537          48,998      26,328         12,414        38,742         NNN
     Year 10         0.587          48,998      28,769         12,414        41,183         NNN
 Years 11-15                                                                   (4)
 Years 16-20                                                                   (4)


Notes:
-----

(1)  Rent is adjusted every three years.

(2) Based on full $20 tenant improvement amortized over 10 years at 9%. Actual Ti rent will depend on actual amount of tenant improvements and remaining term of lease.

(3)  Plus applicable rental tax

(4) Five year renewal option at 95% of then current market rent with 3% annual increases.

                                                             EXHIBIT G TO LEASE

                                   EXHIBIT G
                    HAZARDOUS MATERIALS DISCLOSURE STATEMENT



     Landlord hereby makes disclosure of each release, discharge, emission, installation, and/or disposal of a Hazardous Material on or about the Project or adjacent thereto that is described in the following environmental reports and assessments, copies of which have been provided to Tenant, all of which are incorporated herein by this reference:

     1. Environmental Site Assessment dated 1/3/92, prepared by Southwestern Laboratories, Inc., of Dallas, Texas, for the Resolution Trust Corporation c/o First Gibraltar Bank FSB, SwL Report No. 9252-188

     2. Limited Phase 2 Environmental Assessment Report dated 6/26/92, prepared by Environmental Engineering Consultants, Inc. for M-3 Engineering and Technology, Inc., EEC Project #T1280

     3. Asbestos Survey dated 7/24/92, prepared by Environmental Engineering Consultants, Inc. for M-3 Engineering & Technology Corp., Project No. 5117 (two volumes)

     4. Letter report of Site Inspection of Building 302 dated 4/8/97 by Environmental Engineering Consultants, Inc. for Gromatzky Dupree & Associates, EEC Project No. 5451

     Without limiting the generality of the foregoing, Landlord makes specific disclosure that regional groundwater in the area adjacent to the Project has been affected by TCE plumes originating from the Hughes Aircraft facility at Tucson International Airport, from the Airport itself, and from the Burr Brown Corporation facility approximately one mile north of the Premises.

     Without undertaking any investigation, and without assuming any duty to investigate, Landlord has no actual knowledge (i) whether groundwater in the area of the Project itself has been affected by any of the TCE plumes referenced above, or (ii) of any other release, discharge, emission, installation, and/or disposal of any Hazardous Material on or about the Project or adjacent thereto.

                             ADDENDUM TWO TO LEASE
                              Dated June 24, 1998
                      between BD 34TH PROPERTIES, INC. and
                            NATIONAL INSURANCE GROUP



     THIS ADDENDUM TO LEASE ("Addendum") is attached to and made a part of the attached Lease between BD 34th PROPERTIES, INC., an Arizona corporation, as Landlord, and NATIONAL INSURANCE GROUP, as Tenant. In the event of any conflict between the terms of this Addendum and the terms of the attached Lease, the terms of this Addendum shall govern. This Addendum Two and the attached Lease are collectively called the "Lease."

     49. LANDSCAPE CLEAN UP. Landlord and Tenant agree that the Landscape Clean Up to be performed by Landlord is identified in yellow on the aerial survey titled "A.L.T.A./A.C.S.M. LAND TITLE SURVEY."